
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Registrant's 2nd quarter 1997 Form 10-QSB and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                         858,169
<SECURITIES>                                         0
<RECEIVABLES>                                2,433,810
<ALLOWANCES>                                    64,468
<INVENTORY>                                    402,143
<CURRENT-ASSETS>                             4,103,898
<PP&E>                                      23,679,808
<DEPRECIATION>                               3,926,501
<TOTAL-ASSETS>                              25,086,862
<CURRENT-LIABILITIES>                        6,635,484
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         4,587
<OTHER-SE>                                   3,651,658
<TOTAL-LIABILITY-AND-EQUITY>                25,086,862
<SALES>                                              0
<TOTAL-REVENUES>                             6,323,230
<CGS>                                                0
<TOTAL-COSTS>                                5,153,978
<OTHER-EXPENSES>                                     0<F1>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             692,509
<INCOME-PRETAX>                                736,127
<INCOME-TAX>                                   268,250
<INCOME-CONTINUING>                            467,877
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   405,262<F2>
<EPS-PRIMARY>                                      .07
<EPS-DILUTED>                                      .07

<F1>Other expenses are netted with other income in the period. The result was income of $259,384. The edgarlink program does no allow a income number to be entered in this field. The other expense portion of this number is immaterial.
<F2>The difference between Income Continuing and Net Income relates to Minority
Interests in Preferred Stock Dividends of consolidated subsidiaries

